Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2015 RESULTS

➢           4Q15 Reported EPS of $0.61

➢           Adjusted EPS (non-GAAP) of $0.85

➢           4Q15 Net sales declined approx. 9 percent to $1.45 billion, reflecting currency translation and extra week in the prior period

➢           Net sales increased approx. 7 percent on organic basis

➢           FY15 Reported EPS of $2.95

➢           Adjusted EPS (non-GAAP) of $3.44

➢           FY15 Net sales declined approx. 6 percent to $5.97 billion

➢           Net sales up approx. 5 percent on organic basis

➢           Repurchased 3.9 million shares for $232 million and paid $133 million in dividends in FY15

➢           Expect FY16 Reported EPS of $3.15 to $3.35

➢           Adjusted EPS (non-GAAP) of $3.65 to $3.85

GLENDALE, Calif., February 3, 2016 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its fourth quarter and year ended January 2, 2016. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year.

“I’m very pleased to report another year of excellent progress toward our long-term goals, and I want to thank our employees for their contributions to our ongoing success,” said Dean Scarborough, Avery Dennison chairman and CEO. “In 2015, we delivered strong organic sales growth and double-digit growth in adjusted earnings per share, in spite of challenging economic conditions in many parts of the world and significant headwinds from currency translation.

“Pressure-sensitive Materials delivered its fourth consecutive year of strong volume growth, while significantly improving its profitability and return on capital,” Scarborough added. “Retail Branding and Information Solutions began executing a new strategy in 2015 to accelerate growth in the core business through a more competitive, faster, and simpler business model, and made solid progress against its long-term financial goals during the back half of the year.

“In 2016, we expect to deliver solid organic sales growth and further expand our margins and return on capital, notwithstanding continued headwinds from currency translation and an uncertain economic climate, with continued return of cash to shareholders,” said Scarborough. “We remain confident that the consistent execution of our strategies will enable us to meet our long-term goals for superior value creation through a balance of profitable growth and capital discipline.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full Year 2015 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Fourth Quarter 2015 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year. Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

•                 PSM sales increased approximately 7 percent. Within the segment, sales in both Label and Packaging Materials and combined Graphics and Performance Tapes increased mid-single digits.

•                 Operating margin improved 60 basis points to 10.7 percent as the impact of productivity initiatives more than offset higher employee-related costs. Adjusted operating margin improved 40 basis points.

Retail Branding and Information Solutions (RBIS)

•                 RBIS sales increased approximately 8 percent.

•                 Operating margin declined 140 basis points to 4.1 percent driven by higher restructuring charges. Adjusted operating margin increased 160 basis points as the impact of productivity initiatives more than offset higher employee-related costs.

Other

Share Repurchases

The company repurchased 1.9 million shares in the fourth quarter of 2015 at an aggregate cost of $124 million. During full year 2015, the company repurchased 3.9 million shares at an aggregate cost of $232 million.

Income Taxes

The 2015 full year tax rate was 33 percent, which was below our previous expectation of 34 percent, primarily due to benefits associated with the resolution of foreign tax examinations during the fourth quarter. The tax rate in 2016 is expected to be in the low to mid-thirty percent range.

Cost Reduction Actions

In 2015, the company realized approximately $71 million in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of $59 million, $53 million of which represented cash charges.

Pension Liability Settlement Charges

As part of our long-term strategy to reduce financial volatility associated with our frozen defined benefit pension plan for U.S. employees, we offered eligible former employees the option to receive their benefits immediately as either a lump sum payment or an annuity, rather than waiting until they are retirement eligible under the terms of the plan. Satisfaction of this offer will be made out of existing plan assets during the first half of this year. No additional contributions to the plan are required to complete the offering.

While the ultimate amount is not yet known, we anticipate that approximately $70 million of the liability will be settled. Based on pension accounting guidance, we anticipate a one-time, non-cash charge of approximately $40 million, or approximately $0.30 per share, in the first half of this year. This action is not expected to change required contributions to the pension plan over the next several years. We do not anticipate making any contributions to the U.S. pension plan in 2016, and the amount of contributions to foreign plans is expected to be similar to recent years.

Outlook

In its supplemental presentation materials, “Fourth Quarter and Full Year 2015 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2016 financial results. Based on the factors listed and other assumptions, the company expects 2016 earnings per share of $3.15 to $3.35.

Excluding an estimated $0.20 per share for restructuring costs and other items, and an estimated $0.30 per share for non-cash charges associated with the settlement of the pension obligations described above, the company expects adjusted (non-GAAP) earnings per share of $3.65 to $3.85.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) is a global leader in labeling and packaging materials and solutions. The company’s applications and technologies are an integral part of products used in every major market and industry. With operations in more than 50 countries and over 25,000 employees worldwide, Avery Dennison serves customers with insights and innovations that help make brands more inspiring and the world more intelligent. Headquartered in Glendale, California, the company reported sales from continuing operations of $6.0 billion in 2015.  Learn more at www.averydennison.com.

#   #   #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; protection and infringement of intellectual property; changes in political conditions; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of economic conditions on underlying demand for our products and foreign currency fluctuations; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2014 Form 10-K, filed on February 25, 2015 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Cynthia S. Guenther (626) 304-2204

investorcom@averydennison.com

Fourth Quarter Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)
	(13 weeks)	(14 weeks)
	4Q	4Q	% Change vs. P/Y
	2015	2014	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$1,055.3	$1,176.7	(10%)	7%
Retail Branding and Information Solutions	381.6	405.6	(6%)	8%
Vancive Medical Technologies	17.9	22.5	(20%)	(13%)
Total net sales	$1,454.8	$1,604.8	(9%)	7%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	(13 weeks)	(14 weeks)				(13 weeks)	(14 weeks)
	4Q	4Q		% of Sales		4Q	4Q		% of Sales
	2015	2014 (c)	% Change	2015	2014 (c)	2015	2014 (d)	% Change	2015	2014 (d)
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$113.4	$119.3		10.7%	10.1%	$115.9	$124.6		11.0%	10.6%
Retail Branding and Information Solutions	15.7	22.4		4.1%	5.5%	32.2	27.6		8.4%	6.8%
Vancive Medical Technologies	0.2	(4.5)		1.1%	(20.0%)	0.4	(0.4)		2.2%	(1.8%)
Corporate expense	(22.6)	(22.5)				(22.5)	(22.0)
Total operating income before interest and taxes / operating margins	$106.7	$114.7	(7%)	7.3%	7.1%	$126.0	$129.8	(3%)	8.7%	8.1%

Interest expense	$15.2	$16.9				$15.2	$16.9

Income from continuing operations before taxes	$91.5	$97.8	(6%)	6.3%	6.1%	$110.8	$112.9	(2%)	7.6%	7.0%

Provision for income taxes	$35.0	$28.0				$32.5	$29.1

Income from continuing operations	$56.5	$69.8	(19%)	3.9%	4.3%	$78.3	$83.8	(7%)	5.4%	5.2%

Income from discontinued operations, net of tax (e)	$0.5	$0.8	n/m

Net income	$57.0	$70.6	(19%)	3.9%	4.4%

Net income per common share, assuming dilution:

Continuing operations	$0.61	$0.75	(19%)			$0.85	$0.90	(6%)

Discontinued operations	0.01	0.01	n/m

Total Company	$0.62	$0.76	(18%)

						2015	2014

4Q Free Cash Flow from Continuing Operations (f)						$138.3	$111.6

(a)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year.
(b)	Excludes restructuring costs and other items (see accompanying schedules A-2 to A-4 for reconciliation to GAAP financial measures).
(c)

Certain prior period amounts have been revised to reflect the impact of adjustments made in third quarter 2015 to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

(d)	Non-GAAP amounts have not been revised for the adjustments referenced in note (c) above since the impact is not material.
(e)	“Income from discontinued operations, net of tax” relates to the 2013 sale of the Office and Consumer Products and Designed and Engineered Solutions businesses.
(f)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs). Prior year amount has been reduced due to a reclassification of certain liquid short-term bank drafts with maturities greater than 90 days to other current assets.

Full Year Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)
	(52 weeks)	(53 weeks)
	FY	FY	% Change vs. P/Y
	2015	2014	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$4,373.7	$4,658.1	(6%)	5%
Retail Branding and Information Solutions	1,520.3	1,591.6	(4%)	3%
Vancive Medical Technologies	72.9	80.6	(10%)	(1%)
Total net sales	$5,966.9	$6,330.3	(6%)	5%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	(52 weeks)	(53 weeks)				(52 weeks)	(53 weeks)
	FY	FY		% of Sales		FY	FY		% of Sales
	2015	2014 (c)	% Change	2015	2014 (c)	2015	2014 (d)	% Change	2015	2014 (d)
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$496.6	$434.4		11.4%	9.3%	$512.9	$476.0		11.7%	10.2%
Retail Branding and Information Solutions	70.0	87.9		4.6%	5.5%	115.9	109.9		7.6%	6.9%
Vancive Medical Technologies	(4.5)	(11.7)		(6.2%)	(14.5%)	(0.9)	(7.5)		(1.2%)	(9.3%)
Corporate expense	(92.7)	(86.5)				(91.2)	(82.5)
Total operating income before interest and taxes / operating margin	$469.4	$424.1	11%	7.9%	6.7%	$536.7	$495.9	8%	9.0%	7.8%

Interest expense	$60.5	$63.3				$60.5	$63.3

Income from continuing operations before taxes	$408.9	$360.8	13%	6.9%	5.7%	$476.2	$432.6	10%	8.0%	6.8%

Provision for income taxes	$134.5	$113.5				$156.7	$134.6

Net income from continuing operations	$274.4	$247.3	11%	4.6%	3.9%	$319.5	$298.0	7%	5.4%	4.7%

Loss from discontinued operations, net of tax (e)	($0.1)	($2.2)	n/m

Net income	$274.3	$245.1	12%	4.6%	3.9%

Net income (loss) per common share, assuming dilution:

Continuing operations	$2.95	$2.58	14%			$3.44	$3.11	11%

Discontinued operations	---	(0.02)	n/m

Total Company	$2.95	$2.56	15%

						2015	2014
Free Cash Flow from Continuing Operations (f)						$329.4	$184.7

(a)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year.
(b)	Excludes restructuring costs and other items (see accompanying schedules A-2 to A-5 for reconciliation to GAAP financial measures).
(c)

Certain prior period amounts have been revised to reflect the impact of adjustments made in third quarter 2015 to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

(d)	Non-GAAP amounts have not been revised for the adjustments referenced in note (c) above since the impact is not material.
(e)	“Loss from discontinued operations, net of tax” relates to the 2013 sale of the Office and Consumer Products and Designed and Engineered Solutions businesses.
(f)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs). Prior year amount has been reduced due to a reclassification of certain liquid short-term bank drafts with maturities greater than 90 days to other current assets.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended			Twelve Months Ended

	Jan. 02, 2016	Jan. 03, 2015	(1)	Jan. 02, 2016	(1)	Jan. 03, 2015	(1)
	(13 weeks)	(14 weeks)		(52 weeks)		(53 weeks)

Net sales	$1,454.8	$1,604.8		$5,966.9		$6,330.3

Cost of products sold	1,062.5	1,189.7		4,321.1		4,679.1

Gross profit	392.3	415.1		1,645.8		1,651.2

Marketing, general & administrative expense	266.3	285.8		1,108.1		1,158.9

Interest expense	15.2	16.9		60.5		63.3

Other expense, net(2)	19.3	14.6		68.3		68.2

Income from continuing operations before taxes	91.5	97.8		408.9		360.8

Provision for income taxes	35.0	28.0		134.5		113.5

Income from continuing operations	56.5	69.8		274.4		247.3

Income (loss) from discontinued operations, net of tax	0.5	0.8		(0.1)		(2.2)

Net income	$57.0	$70.6		$274.3		$245.1

Per share amounts:

Net income (loss) per common share, assuming dilution

Continuing operations	$0.61	$0.75		$2.95		$2.58

Discontinued operations	0.01	0.01		---		(0.02)

Net income per common share, assuming dilution	$0.62	$0.76		$2.95		$2.56

Weighted average number of common shares outstanding, assuming dilution	92.5	93.0		92.9		95.7

(1)    Certain prior period amounts have been revised to reflect the impact of adjustments made in third quarter 2015 to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

(2)    “Other expense, net” for the fourth quarter of 2015 includes severance and related costs of $17.5, asset impairment and lease cancellation charges of $1.5, and net loss from curtailment and settlement of pension obligations of $.3.

“Other expense, net” for the fourth quarter of 2014 includes severance and related costs of $6.7, asset impairment and lease cancellation charges of $6.9, and losses from curtailment and settlement of pension obligations of $1.

“Other expense, net” for fiscal year 2015 includes severance and related costs of $52.5, asset impairment and lease cancellation charges of $7, loss on sale of product line and related exit costs of $10.5, and net loss from curtailment and settlement of pension obligations of $.3, partially offset by gain on sale of asset of $1.7 and legal settlements of $.3.

“Other expense, net” for fiscal year 2014 includes severance and related costs of $54.7, asset impairment and lease cancellation charges of $11.4, indefinite-lived intangible asset impairment charge of $3, and losses from curtailment and settlement of pension obligations of $1.6, partially offset by gains on sales of assets of $2.5.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that supplemental non-GAAP financial measures provide information that is useful to the assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year.

Adjusted operating margin refers to income from continuing operations before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Adjusted income from continuing operations refers to reported income from continuing operations adjusted for tax-effected restructuring costs and other items.

Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, adjusted for tax-effected restructuring costs and other items.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs).

The reconciliations set forth below and in the accompanying presentation are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended			Twelve Months Ended

	Jan. 02, 2016	Jan. 03, 2015	(1)	Jan. 02, 2016	(1)	Jan. 03, 2015	(1)
	(13 weeks)	(14 weeks)		(52 weeks)		(53 weeks)

Reconciliation of Operating Margins:

Net sales	$1,454.8	$1,604.8		$5,966.9		$6,330.3

Income from continuing operations before taxes	$91.5	$97.8		$408.9		$360.8

Income from continuing operations before taxes as a percentage of sales	6.3%	6.1%		6.9%		5.7%

Adjustment:

Interest expense	$15.2	$16.9		$60.5		$63.3

Operating income from continuing operations before interest expense and taxes	$106.7	$114.7		$469.4		$424.1

Operating Margins	7.3%	7.1%		7.9%		6.7%

As reported income from continuing operations before taxes	$91.5	$97.8		$408.9		$360.8

Adjustments(1)	N/A	0.5		(1.0)		3.6

Previously reported income from continuing operations before taxes	N/A	98.3		407.9		364.4

Adjustments:

Restructuring costs:

Severance and related costs	17.5	6.7		52.5		54.7

Asset impairment and lease cancellation charges	1.5	6.9		7.0		11.4

Other items(2)	0.3	1.0		8.8		2.1

Interest expense	15.2	16.9		60.5		63.3

Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$126.0	$129.8		$536.7		$495.9

Adjusted Operating Margins (non-GAAP)	8.7%	8.1%		9.0%		7.8%

Reconciliation of GAAP to Non-GAAP Income from Continuing Operations:

As reported income from continuing operations	$56.5	$69.8		$274.4		$247.3

Adjustments(1)	N/A	0.3		(0.6)		3.8

Previously reported income from continuing operations	N/A	70.1		273.8		251.1

Non-GAAP adjustments, net of tax:

Restructuring costs and other items(3)	21.8	13.7		45.7		46.9

Adjusted Non-GAAP Income from Continuing Operations	$78.3	$83.8		$319.5		$298.0

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended			Twelve Months Ended

	Jan. 02, 2016	Jan. 03, 2015	(1)	Jan. 02, 2016	(1)	Jan. 03, 2015	(1)
	(13 weeks)	(14 weeks)		(52 weeks)		(53 weeks)

Reconciliation of GAAP to Non-GAAP Income per Common Share from Continuing Operations:

As reported income per common share from continuing operations, assuming dilution	$0.61	$0.75		$2.95		$2.58

Adjustments(1)	N/A	---		---		0.04

Previously reported income per common share from continuing operations, assuming dilution	N/A	0.75		2.95		2.62

Non-GAAP adjustments per common share, net of tax:

Restructuring costs and other items(3)	0.24	0.15		0.49		0.49

Adjusted Non-GAAP Income per Common Share from Continuing Operations, assuming dilution	$0.85	$0.90		$3.44		$3.11

Weighted average number of common shares outstanding, assuming dilution	92.5	93.0		92.9		95.7

(1)

Certain prior period amounts have been revised to reflect the impact of adjustments made in third quarter 2015 to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

(2)

Includes loss on sale of product line and related exit costs, indefinite-lived intangible asset impairment charge, net loss from curtailment and settlement of pension obligations, gains on sales of assets, and legal settlements.

(3)	Reflects restructuring costs and other items, tax-effected at the full year tax rate.

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Jan. 02, 2016	Jan. 03, 2015 (1)	Jan. 02, 2016 (1)	Jan. 03, 2015 (1)
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by operating activities(1)	$191.5	$163.7	$473.7	$354.9

Purchases of property, plant and equipment	(46.2)	(47.1)	(135.8)	(147.9)

Purchases of software and other deferred charges	(6.7)	(5.1)	(15.7)	(27.1)

Proceeds from sales of property, plant and equipment	0.5	0.2	7.6	4.3

(Purchases) sales of investments, net	(0.3)	0.3	(0.5)	0.3

(Minus) plus: divestiture-related payments and free cash (inflow) outflow from discontinued operations	(0.5)	(0.4)	0.1	0.2

Free Cash Flow - Continuing Operations	$138.3	$111.6	$329.4	$184.7

(1)	Prior year amounts have been reduced due to a reclassification of certain liquid short-term bank drafts with maturities greater than 90 days to other current assets.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Fourth Quarter Ended

	NET SALES		OPERATING INCOME			OPERATING MARGINS
	2015 (13 weeks)	2014 (14 weeks)	2015(1) (13 weeks)	2014(2) (14 weeks)		2015 (13 weeks)	2014 (14 weeks)

Pressure-sensitive Materials	$1,055.3	$1,176.7	$113.4	$119.3		10.7%	10.1%
Retail Branding and Information Solutions	381.6	405.6	15.7	22.4		4.1%	5.5%
Vancive Medical Technologies	17.9	22.5	0.2	(4.5)		1.1%	(20.0%)
Corporate Expense	N/A	N/A	(22.6)	(22.5	) (3)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,454.8	$1,604.8	$106.7	$114.7	(3)	7.3%	7.1%	(3)

(1) Operating income for the fourth quarter of 2015 includes severance and related costs of $17.5, asset impairment and lease cancellation charges of $1.5, and net loss from curtailment and settlement of pension obligations of $.3. Of the total $19.3, the Pressure-sensitive Materials segment recorded $2.5, the Retail Branding and Information Solutions segment recorded $16.5, the Vancive Medical Technologies segment recorded $.2, and Corporate recorded $.1.

(2) Operating income for the fourth quarter of 2014 includes severance and related costs of $6.7, asset impairment and lease cancellation charges of $6.9, and losses from curtailment and settlement of pension obligations of $1. Of the total $14.6, the Pressure-sensitive Materials segment recorded $5.3, the Retail Branding and Information Solutions segment recorded $5.2, and the Vancive Medical Technologies segment recorded $4.1.

(3) Certain prior period amounts have been revised to reflect the impact of adjustments made in third quarter 2015 to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2015	2014	2015	2014
Pressure-sensitive Materials
Operating income and margins, as reported	$113.4	$119.3	10.7%	10.1%
Adjustments:
Restructuring costs:
Severance and related costs	1.7	3.4	0.2%	0.3%
Asset impairment charges	0.6	1.1	0.1%	0.1%
Net loss from curtailment and settlement of pension obligations	0.2	0.8	---	0.1%
Adjusted operating income and margins (non-GAAP)	$115.9	$124.6	11.0%	10.6%

Retail Branding and Information Solutions
Operating income and margins, as reported	$15.7	$22.4	4.1%	5.5%
Adjustments:
Restructuring costs:
Severance and related costs	15.6	3.4	4.1%	0.8%
Asset impairment and lease cancellation charges	0.9	1.6	0.2%	0.4%
Loss from settlement of pension obligations	---	0.2	---	0.1%
Adjusted operating income and margins (non-GAAP)	$32.2	$27.6	8.4%	6.8%

Vancive Medical Technologies
Operating income (loss) and margins, as reported	$0.2	$(4.5)	1.1%	(20.0%)
Adjustments:
Restructuring costs:
Severance and related costs	0.2	(0.1)	1.1%	(0.5%)
Asset impairment charges	---	4.2	---	18.7%
Adjusted operating income (loss) and margins (non-GAAP)	$0.4	$(0.4)	2.2%	(1.8%)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Twelve Months Year-to-Date

	NET SALES		OPERATING INCOME				OPERATING MARGINS
	2015 (52 weeks)	2014 (53 weeks)	2015 (1) (52 weeks)		2014 (2) (53 weeks)		2015 (52 weeks)		2014 (53 weeks)

Pressure-sensitive Materials	$4,373.7	$4,658.1	$496.6		$434.4		11.4%		9.3%
Retail Branding and Information Solutions	1,520.3	1,591.6	70.0		87.9		4.6%		5.5%
Vancive Medical Technologies	72.9	80.6	(4.5)		(11.7)		(6.2%)		(14.5%)
Corporate Expense	N/A	N/A	(92.7	)(3)	(86.5	)(3)	N/A		N/A

TOTAL FROM CONTINUING OPERATIONS	$5,966.9	$6,330.3	$469.4	(3)	$424.1	(3)	7.9%	(3)	6.7%	(3)

(1) Operating income for fiscal year 2015 includes severance and related costs of $52.5, asset impairment and lease cancellation charges of $7, loss on sale of product line and related exit costs of $10.5, and net loss from curtailment and settlement of pension obligations of $.3, partially offset by gain on sale of asset of $1.7 and legal settlements of $.3. Of the total $68.3, the Pressure-sensitive Materials segment recorded $16.3, the Retail Branding and Information Solutions segment recorded $45.9, the Vancive Medical Technologies segment recorded $3.6, and Corporate recorded $2.5.

(2) Operating income for fiscal year 2014 includes severance and related costs of $54.7, asset impairment and lease cancellation charges of $11.4, indefinite-lived intangible asset impairment charge of $3, and losses from curtailment and settlement of pension obligations of $1.6, partially offset by gains on sales of assets of $2.5. Of the total $68.2, the Pressure-sensitive Materials segment recorded $41.6, the Retail Branding and Information Solutions segment recorded $22, the Vancive Medical Technologies segment recorded $4.2, and Corporate recorded $.4.

(3) Certain prior period amounts have been revised to reflect the impact of adjustments made in third quarter 2015 to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2015	2014	2015	2014

Pressure-sensitive Materials
Operating income and margins, as reported	$496.6	$434.4	11.4%	9.3%
Adjustments:
Restructuring costs:
Severance and related costs	14.1	38.3	0.3%	0.8%
Asset impairment charges	3.7	1.9	0.1%	0.1%
Gain on sale of asset	(1.7)	---	(0.1%)	---
Net loss from curtailment and settlement of pension obligations	0.2	1.4	---	---
Adjusted operating income and margins (non-GAAP)	$512.9	$476.0	11.7%	10.2%

Retail Branding and Information Solutions
Operating income and margins, as reported	$70.0	$87.9	4.6%	5.5%
Adjustments:
Restructuring costs:
Severance and related costs	34.3	16.0	2.2%	1.0%
Asset impairment and lease cancellation charges	1.6	5.3	0.1%	0.3%
Loss on sale of product line and related exit costs	10.5	---	0.7%	---
Legal settlement	(0.5)	---	---	---
Indefinite-lived intangible asset impairment charge	---	3.0	---	0.2%
Gains on sales of assets	---	(2.5)	---	(0.1%)
Loss from settlement of pension obligations	---	0.2	---	---
Adjusted operating income and margins (non-GAAP)	$115.9	$109.9	7.6%	6.9%

Vancive Medical Technologies
Operating loss and margins, as reported	$(4.5)	$(11.7)	(6.2%)	(14.5%)
Adjustments:
Restructuring costs:
Severance and related costs	1.9	---	2.6%	---
Asset impairment charges	1.7	4.2	2.4%	5.2%
Adjusted operating loss and margins (non-GAAP)	$(0.9)	$(7.5)	(1.2%)	(9.3%)

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Jan. 02, 2016	Jan. 03, 2015

Current assets:
Cash and cash equivalents	$158.8	$207.2
Trade accounts receivable, net	964.7	958.1
Inventories, net	478.7	491.8
Assets held for sale	2.5	0.8
Other current assets	170.7	263.4

Total current assets	1,775.4	1,921.3

Property, plant and equipment, net	847.9	875.3
Goodwill	686.2	721.6
Other intangibles resulting from business acquisitions, net	45.8	67.4
Non-current deferred income taxes	372.2	312.9
Other assets	406.2	458.4

	$4,133.7	$4,356.9

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$95.3	$204.3
Accounts payable	814.6	797.8
Other current liabilities	549.2	590.9

Total current liabilities	1,459.1	1,593.0

Long-term debt and capital leases	963.6	940.1
Other long-term liabilities	745.3	776.1
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	834.0	823.9
Retained earnings	2,277.6	2,116.5
Treasury stock at cost	(1,587.0)	(1,471.3)
Accumulated other comprehensive loss	(683.0)	(545.5)

Total shareholders’ equity	965.7	1,047.7

	$4,133.7	$4,356.9

Certain prior period amounts have been revised to reflect the impact of certain adjustments and to correct the timing of previously recorded out-of-period adjustments.

In the fourth quarter of 2015, we elected to adopt the provisions of Accounting Standards Update (ASU) 2015-03, Simplifying the Presentation of Debt Issuance Costs, earlier than required. This ASU requires that debt issuance costs related to a recognized debt liability be classified as a direct deduction from the carrying amount of that debt liability instead of being recorded separately in other assets. The new guidance was applied on a retrospective basis and prior period amounts have been reclassified to conform to the current year presentation.

In the fourth quarter of 2015, we also elected to adopt the provisions of ASU 2015-17, Balance Sheet Classification of Deferred Taxes, earlier than required. This ASU requires that all deferred tax assets and liabilities for each jurisdiction, along with any related valuation allowances, be classified as noncurrent on the balance sheet. As permitted by this ASU, prior periods have not been retrospectively adjusted.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Twelve Months Ended

	Jan. 02, 2016 (52 weeks)	Jan. 03, 2015 (53 weeks)
Operating Activities:
Net income	$274.3	$245.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	125.2	135.5
Amortization	63.1	66.1
Provision for doubtful accounts and sales returns	46.5	45.2
Loss on sale of businesses	---	3.4
Indefinite-lived intangible asset impairment charge	---	3.0
Net losses from asset impairments and sales/disposals of assets	12.2	10.2
Stock-based compensation	26.3	28.3
Other non-cash expense and loss	50.1	44.2
Changes in assets and liabilities and other adjustments	(124.0)	(226.1)
Net cash provided by operating activities	473.7	354.9
Investing Activities:
Purchases of property, plant and equipment	(135.8)	(147.9)
Purchases of software and other deferred charges	(15.7)	(27.1)
Proceeds from sales of property, plant and equipment	7.6	4.3
(Purchases) sales of investments, net	(0.5)	0.3
Other	1.5	---
Net cash used in investing activities	(142.9)	(170.4)
Financing Activities:
Net (decrease) increase in borrowings (maturities of 90 days or less)	(98.4)	126.5
Payments of debt (maturities longer than 90 days)	(7.4)	(1.6)
Dividends paid	(133.1)	(125.1)
Share repurchases	(232.3)	(355.5)
Proceeds from exercises of stock options, net	104.0	34.2
Other	(0.1)	(2.0)
Net cash used in financing activities	(367.3)	(323.5)
Effect of foreign currency translation on cash balances	(11.9)	(4.9)
Decrease in cash and cash equivalents	(48.4)	(143.9)
Cash and cash equivalents, beginning of year	207.2	351.1
Cash and cash equivalents, end of year	$158.8	$207.2

Certain prior period amounts have been revised to reflect the impact of certain adjustments and to correct the timing of previously recorded out-of-period adjustments.

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